DISTRIBUTION AGREEMENT

This Distribution Agreement is made as of the 30th day of January
1997.

BETWEEN:

PINOY PRODUCTIONS INC., a company duly incorporated under the laws of the Province of British Columbia with an office at 7527 Kingway, in the City of Burnaby, in the Province of British Columbia.

("Licensor")
PARTY OF THE FIRST PART

AND:

ECLIPSE ENTERTAINMENT GROUP, INC., a company duly incorporated under the laws of the State of Nevada with an office at 10900 N.E> 8th Street, Suite 900, in the City of Bellevue, in the State of Washington, U.S.A., 98004

("Distributor")
PARTY OF THE SECOND PART

WHEREAS:

1. Licensor represents that it owns the rights granted to Distributor; and

2. Distributor has agreed to accept such grant upon the terms and conditions hereinafter set forth.

NOW THEREFORE WITNESS that in consideration of the covenants and conditions hereinafter contained and other good and valuable consideration, the parties agree as follows:

A.  BASIC LICENSE TERMS

1.  Elements

Title:  Tentatively called "The Process."
Director:  Ernie Reyes Jr.

In addition, to the foregoing, Distributor shall have approval of the final script, music composer, editor, and final edit of the Picture.

2.  Licensed Rights/Territory/Language

Grant of Rights: Licensor hereby grants to Distributor the sole and exclusive right and license to exhibit, distribute, and license under copyright in the Territory, the exhibition of a certain motion picture entitles "The Process" (the "Picture") theatrically and non-theatrically and on television in all forms whether now or hereafter known or hereafter known, including free network television, syndicated television, pay television, pay cable and by home video cassette, and all other devices whether now or hereinafter known, without limitation or without reservation in the original language version and in any other language version in which the Picture will become available.

Territory: The territory shall consist of all of the Universe
(the "Territory").

3.  Term

Starting on execution of this Agreement and ending 50 years after delivery of the initial physical materials to Distributor.

4.  Delivery Date

March 30, 1997.

B.  FINANCIAL TERMS

In consideration of the rights, licenses and privileges herein granted to Distributor, it is agreed that Distributor shall pay to Licensor $100,000 U.S. to assist Licensor to complete the Picture (the "Advance"). The Advance is payable once this Agreement is signed and executed. The Gross Receipts derived from the exhibition, distribution and exploitation of the Picture in all media in the Territory shall be apportioned and paid as follows:

1.  On Gross Receipts to $250,000 U.S.: 100% to Distributor.

2.  On Gross Receipts between $250,000 U/S/ and $1,000,000 U.S.:
75% to Distributor and 25% to Licensor.

3.  On Gross Receipts between $1,000,000 U.S. and $2,500,000
U.S.: 80% to Distributor and 20% to Licensor.

4. On Gross Receipts above $2,500,000 U.S.: 85% to Distributor and 15% to Licensor.

For purposes of this Agreement, "Gross Receipts" shall mean and include all gross sums actually received by Distributor out of or in connection with the exercise of the rights granted herein. In no event shall the receipts of any exhibitor or other licensee of Distributor be included in the Gross Receipts. Advance payments, guarantees, and/or security deposits shall not be included in Gross Receipts until earned by the exhibition of the Picture or applied by Distributor to the Picture.

Once Distributor has paid Licensor $100,000 U.S. for completion of the Picture, Licensor shall be irrevocably obligated to transfer all rights in the Picture to Distributor, free and clear of all liens and encumbrances. At that time, all rights to the Picture shall be owned exclusively by Distributor.

C.  RECOUPMENT OF EXPENSES.

The Distributor shall be entitled to deduct from the Gross
Receipts all reasonable expenses of distribution of the Picture made by Distributor, up to a maximum of $150,000 U.S.

All of such expenses shall be recouped by Distributor prior to payment of any monies to either party pursuant to paragraph B of this Agreement.

D.  ACCOUNTING AND PAYMENT

1. Distributor shall account and make payments to Licensor on a quarterly basis within thirty days following the close of each calendar quarter commencing on the initial release of the Picture hereunder, and continuing until two years following such initial release. Thereafter, accounting statements and payments shall be made semi-annually for each semi-annual period during which the Picture is in release hereunder. Accounting shall reflect Gross Receipts and permitted deductions and shall be accompanied by payment of such amount, if any, as may be payable to Licensor hereunder. Notwithstanding anything to the contrary contained herein, Distributor shall not be required to furnish statements of account of any period in which there are no Gross Receipts or Distribution Expenses after the date that is two years after the initial release of the Picture. Licensor shall reimburse Distributor on demand for any overpayments and Distributor may deduct the amount thereof from any monies payable to Licensor hereunder or under any other agreement between Licensor and Distributor.

E.  REPRESENTATION AND WARRANTIES OF LICENSOR

Licensor represents, warrants and covenants as follows:

1. Distributor shall have the right throughout the Term to utilize, reproduce, transmit, broadcast, exploit, and publicize the names, likenesses and voices of all persons appearing in or rendering services, or contributing rights to the production of the Picture.

2. Licensor will own or control all music in the Picture and will have valid and subsisting synchronization, performing, and other applicable licenses respecting such music as my be necessary in connection with the full exercise by Distributor of the rights.

3. The Picture shall be duly registered and otherwise protected by copyright throughout the Territory prior to the date of delivery hereunder and at all times during the Term.

F.  DISTRIBUTOR'S DUTY

Distributor accepts the license herein granted to it and will in good faith endeavor to distribute and exploit the Picture within the Territory consistent with sound business policy. Subject to the provisions of this Agreement, Distributor shall have full and complete charge and control of the manner in which, and the terms upon which, the Picture shall be marketed and distributed. Nothing herein shall be construed as a representation of Distributor as to the amount of Gross Receipts to be realized pursuant to the distribution activities of Distributor.

G.  INDEMNITY

1. Each of the parties hereto agrees to and does indemnify and hold the other and the other's officers, employees, attorneys, agents, principals, affiliates, successors, licensees, and assigns harmless from and against any and all claims, losses, liabilities, costs, expenses, and damages (including reasonable legal fees and costs of suit) resulting from the breach or alleged breach of any representation, warranty, or agreement herein contained.

2. The rights and remedies of Licensor (or any person or entity transferring rights or rendering services in connection with this Picture), in the event of any breach of any provision of this Agreement by Distributor, shall be limited to the right to recover damages, if any, in an action at law, and in no event shall Licensor or any such person or entity be entitled to enjoin or restrain or otherwise interfere with the production, distribution, or exhibition of the Picture or any part or element thereof or the use, publication, or dissemination of any advertising issued in connection with the Picture or to rescind or terminate this Agreement.

H.  DEFAULT

If Distributor shall fail to perform any of its material obligations hereunder, or if Distributor shall breach any material representation, warranty, or agreement contained herein, Licensor's remedy shall be limited to an action or damages, and in no event shall Licensor have the right whatsoever to terminate or rescind this Agreement, interfere in any way with the distribution of the Picture or seek to enjoin the distribution and exploitation of the Picture, nor shall the rights acquired by Distributor under this Agreement be subject to revocation or rescission.

I.  ASSIGNMENT

Licensor shall not have the right to any or all of its rights or delegate any or all of its obligations hereunder to any person or entity without the prior written consent of Distributor, which consent shall not be unreasonably withheld or delayed. Distributor may assign its rights or delegate its obligations to any person or entity without restriction.

Notwithstanding anything to the contrary, this Agreement is binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

J.  NO PARTNERSHIP

Nothing in this Agreement shall be construed to make Distributor a partner, joint venturer, representative or agent of Licensor, and neither Licensor not Distributor shall so hold itself out by advertising or otherwise, nor shall either party be lawfully bound by any representation, act or omission of the other.

K.  ENTIRE AGREEMENT

This Agreement cannot be changed or terminated orally and no amendments, modifications or assignments hereof shall be binding upon either party until accepted in writing by a duly authorized agent or officer of the other party. The titles of the paragraphs of this Agreement are for convenience of reference only and shall not in any way affect the interpretation of any paragraph.

L.  GOVERNING LAW

This Agreement is governed by the laws of the State of Nevada.

IN WITNESS WHEREOF the Licensor and Distributor have executed this Agreement on the date first above written.

ECLIPSE ENTERTAINMENT GROUP, INC.


By: /s/  Arthur Birzneck
Arthur Birzneck, President


PINOY PRODUCTIONS INC.


/s/  Arthur Birzneck
Arthur Birzneck, President